UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2003

GEOCOM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1208, Vancouver, BC, Canada, V6E 2Y3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Item 5. Other Events

On March 26, 2003, Talal Yassin and Andrew Stewart, two of our officers and directors, each returned 5,250,000 shares of common stock to the treasury of the Corporation. Lawford Duprés, our other officer and director, returned 1,000,000 shares of common stock to the treasury of the Corporation. The return to treasury resulted in a reduction of the Corporation's total issued and outstanding share capital from 28,000,000 shares of common stock to 16,500,000 shares of common stock. After the return to treasury, Talal Yassin and Andrew Stewart each own 2,750,000 shares of common stock in the Corporation. After the return to treasury, Lawford Duprés owns 3,000,000 shares of common stock in the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ Andrew B. Stewart

__________________________________
Andrew B. Stewart, Secretary and Director

Date: March 28, 2003.